Other Exhibits A, B, C, D and E

                                  THE CRM FUNDS
                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that John E. Appelt constitutes and appoints David I. Goldstein and D. Blaine Riggle, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form N1-A and any or all amendments thereto of The CRM Funds and to file the same with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



                                                  -----------------------------
                                                  John E. Appelt

Dated:  December 2, 1998